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                                   EXHIBIT 3.2

                     [Letterhead of BMO Nesbitt Burns Inc.]


February 2, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Western Forest Products Inc. (the "Company")

Dear Sirs/Mesdames:


We hereby consent to all references to this firm in Amendment No. 1 to the registration statement number 333-131223 on Form F-7 filed by the Company under the Securities Act of 1933, as amended.


                                             Yours very truly,

                                             BMO NESBITT BURNS INC.


                                             Per: /s/ BMO Nesbitt Burns Inc.
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